ARTICLES OF AMENDMENT AND RESTATEMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                         BULL & BEAR GOLD INVESTORS LTD.


         BULL & BEAR GOLD INVESTORS LTD., a Maryland corporation, having its principal office in Maryland in the City of Baltimore ("Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST:
         The Corporation desires to amend and restate its charter as currently in effect; such amendment and restatement to be effective on April 30, 1993.

         SECOND:
         The Articles of Incorporation of the Corporation are hereby amended and restated as follows:


                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION
                                       OF
                         BULL & BEAR GOLD INVESTORS LTD.


         FIRST:
         (1) The name and address of each incorporator of the Corporation are as follows:

                             John T. Landry, Jr.
                             44 Chittenden Avenue
                             Yonkers, New York 10707

                             Karen M. Linehan
                             429 East 52nd Street
                             New York, New York 10022

(2) Each of said incorporators is over eighteen years of age.

                         (3)
                          Said incorporators are forming a corporation under the
general laws of the State of Maryland.

SECOND:                    The name of the Corporation is:

                           BULL & BEAR GOLD INVESTORS LTD.



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         THIRD:
         The purposes for which the Corporation is formed and the business or objects to be carried on and promoted by it are as follows:

                           (1)
                           To invest and reinvest its funds, and to purchase or
otherwise acquire, own, hold, sell, assign, negotiate, transfer, exchange or otherwise dispose of, stocks, shares, bonds, debentures, notes, mortgages or other obligations and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or interests therein or in any property or assets, issued by any persons, firms, associations, syndicates or the Government of the United States or any state, territory or possession thereof or any foreign government or any municipality or subdivision thereof (all of which are hereinafter referred to as "securities"), as well as commodities and contracts for commodities of any nature.

                           (2)
                           To exercise as owner or holder of any securities or
other property, all rights, powers and privileges in respect thereof and to do any and all acts and things for the preservation, protection and enhancement in value thereof.

                           (3)
                           To issue and sell shares of its own capital stock in
such amounts, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Maryland, by its Articles of Incorporation and the then current B3r-Laws of the Corporation, as its Board of Directors may determine.

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                           (4)
                           To purchase, hold, or,otherwise acquire (without the
vote or consent of the stockholders of the Corporation), dispose of, resell, transfer, reissue or cancel shares of its capital stock in any manner and to the extent now or hereafter permitted by the laws of the State of Maryland and by these Articles of Incorporation and the ByLaws.

                           (5)
                           To conduct its business in all its branches at one or
more offices in the State of Maryland and elsewhere in any part of the world without restriction or limitation as to the extent except as expressly limited in these Articles of Incorporation and in the ByLaws and to acquire, use, hold and dispose of, in any manner and for any purpose now or hereafter permitted by the laws of the said State, any real or personal property or any rights or interests therein in said State or elsewhere subject to the laws of the state or country in which located.

                           (6)
                           To carry out all or any of the foregoing objects and
purposes as principal or agent and alone or with associates and to the extent now or hereafter permitted by the laws of the State of Maryland, as a member of, or as the owner or holder of any stock of, or shares or interest in, any firm, association, corporation, trust or syndicate, and in connection therewith, to make and enter into such deeds or contracts with any persons, firms, associations, corporations, syndicates, governments or subdivisions thereof and to do such acts and things and to exercise such powers as any natural person might do, enter into or exercise, and to do everything necessary, proper, advisable or convenient for accomplishment of any of the purposes or the attaimuent of any of the objects or the performance of any of the powers herein set forth and to do every other act and thing incidental thereto or connected therewith.

         The foregoing clauses shall be construed as powers as well as objects and purposes. The enumeration herein of specific purposes and powers are not to be held to limit or restrict in any way the general purposes and powers of the Corporation now or hereafter conferred by the laws of the State of Maryland nor shall the matter specified in any clause, except where otherwise expressed, be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of these Articles of Incorporation, nor shall the expression of one thing be deemed to exclude another though it be of like nature; provided, however, that nothing contained in these Articles of Incorporation shall be construed as giving the Corporation any rights, powers and privileges not permitted it by the laws of the State of Maryland nor shall it carry on any business or exercise any powers in any other state or territory or country except


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to the extent that the same may be lawfully carried on or exercised under the laws thereof.

         FOURTH:
         The address of the principal office of the Corporation within the State of Maryland is I 1 East Chase Street, Baltimore, Maryland 21202.

         FIFTH:
         The name and address of the resident agent of the Corporation within the State of Maryland are The Prentice-Hall Corporation System, Maryland, II East Chase Street, Baltimore, Maryland 21202.

         SIXTH:
         (1) The total number of shares of capital stock which the Corporation has authority to issue is Five Hundred Million (500,000,000). Each share of stock shall have a par value of One Cent ($.Ol) and the aggregate par value of the authorized shares is Five Million Dollars ($5,000,000). The shares may be issued by the Board of Directors in such separate and distinct series ("Series") and classes of Series ("Classes") as the Board of Directors shall from time to time create

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and establish.  The Board of Directors  shall have full power and authority,  in its sole  discretion,  to create and  establish  Series and Classes  having such
preferences,   rights,   voting  powers,  terms  of  conversion,   restrictions,
limitations on dividends, qualifications, and terms and conditions of redemption as shall be fixed and determined from time to time by resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors. In the event of the establishment of Classes, each Class of a Series shall represent interests in the assets of that Series and have identical voting, dividend, liquidation and other rights and the same terms and conditions as any
other  Class  of  that  Series,   except  as  provided  in  these   Articles  of
Incorporation and except that expenses allocated to the Class of a Series may be borne solely by such Class as shall be determined by the Directors and a Class of a Series may have exclusive voting rights with respect to matters affecting only that Class. Expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of a particular Class or Series of capital stock may be charged to and home solely by such Class or Series and the bearing of expenses solely by a Class or Series of capital stock may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the shares of each Class or Series of capital stock. In addition, the Board of Directors, upon the adoption of a resolution of a majority of the directors, is hereby expressly granted authority to increase or decrease the authorized number of shares of any Series or Class, but the authorized number of shares of any Series or Class shall not be decreased by the Board of Directors below the number of shares thereof then outstanding, and, from time to time, to designate or redesignate the name of any Class or Series, whether or not shares of such Class or Series are outstanding.

         T'he Board of Directors of the Corporation is authorized from time to time to classify or to reclassify, as the case may be, any shares of the Corporation in separate Series or Classes. The shares of said Series or Classes of stock shall have such preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as shall be fixed and determined from time to time by the Board of Directors. The Corporation may hold as treasury shares, reissue for such consideration and on such terms as the Board of Directors may determine, or cancel, at their discretion from time to time, any shares reacquired by the Corporation. No holder of any of the shares shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of the Corporation which the Corporation proposes to issue or reissue.

         T'he Corporation shall have authority to issue any additional


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shares  hereafter  authorized  and any shares  redeemed  or  repurchased  by the
Corporation. All shares of any Series or Class when properly issued in accordance with these Articles of Incorporation shall be FULLY paid and nonassessable.

                           (2)
                           The establishment of any Series or Class shall be
effective upon the adoption of a resolution by a majority of the Directors setting forth such establishment and designation and the relative rights and preferences of the shares of such Series or Class. At any time that there are no shares outstanding of any particular Series or Class previously established and designated, the Directors may by a majority vote abolish that Series or Class and the establishment and designation thereof.

                           (3)
                           At all meetings of stockholders, each stockholder of
the Corporation shall be entitled to one vote for each share of stock standing in his or her name on the books of the Corporation on the date fixed in accordance with the By-Laws for determination of stockholders

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entitled  to  vote  thereat;  provided,  however,  that  when  required  by  the
Investment Company Act of 1940 or rules thereunder or when the Board of Directors has determined that the matter affects only the interest of one Series or Class, matters may be submitted to a vote of the stockholders of a particular Series or Class, and each holder of shares thereof shall be entitled to votes equal to the shares of the Series or Class standing in his or her name on the books of the Corporation. The presence in person or by proxy of the holders of one-third of the shares of the capital stock of the Corporation outstanding and entitled to vote thereat shall constitute a quorum at any meeting of the stockholders except that where any provision of law or of these Articles of Incorporation permit or require that holders of any Series or Class shall vote as a Series or Class, one-third of the aggregate number of shares of that Series or Class outstanding and entitled to vote shall constitute a quorum for the transaction of business by that Series or Class.

                           (4)
                           Each holder of the capital stock of the Corporation
shall be entitled to require the Corporation, so long as it has assets legally available therefor, to redeem any or all of the shares of such capital stock standing in the name of such holder on the books of the Corporation at the redemption price of such shares, upon request made by such stockholder to the transfer agent accompanied by surrender of the stock certificate or certificates therefore, if any, duly endorsed in proper form for transfer and accompanied by all necessary stock transfer stamps. The time as of which the redemption price shall be determined, and the time and manner of payment thereof may be fixed, from tiirne to time, in the manner prescribed by the Board of Directors, subject to such restrictions as may be set forth in the ByLaws. The Board of Directors may postpone payment of the redemption price and may suspend the right of the holders of shares to require the Corporation to redeem shares during any period or at any @e when and to the extent permissible under the Investment Company Act of 1940. If the Board of Directors, in its discretion, so determines, the Corporation may pay the redemption price of such shares wholly in kind or partly in money and partly in kind, and in making any payment wholly or partly in kind, the Corporation shall have the authority to select and value particular investments and otherwise decide the fair and practicable manner of making such payment.

                           (5)
                           The Board of Directors may cause the Corporation to
redeem at current net asset value all shares owned or held by any one stockholder having an aggregate current net asset value of less than five hundred dollars ($500). Such redemptions shall be effected in accordance with such procedures as the Board of Directors may adopt. Upon redemption of shares pursuant to this Section, the Corporation shall promptly cause payment of the full redemption price to be made to the holder of shares so redeemed.


                           (6)
                           Except as set forth at the end of this Section, the
redemption price of each share of the capital stock of the Corporation, or each Series or Class, shall be in an amount equal to the net asset value per share determined in accordance with good accounting practice, by or under the authority of the Board of Directors subject to such rules as may be set forth in the ByLaws. Such determination may be made on a Series-by-Series basis or made or adjusted on a Classby-Class basis. If the Board of Directors should deem it advisable, it may authorize the Corporation to deduct and retain a redemption fee from the redemption price computed as herein set forth under such conditions and in such amount as the Board may prescribe, provided that such redemption fee shall not be greater than two percent of the redemption price as so determined.


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                           (7)
                           The Board of Directors may authorize purchases by the
Corporation from holders of the capital stock of the Corporation of any or all of the shares of such capital stock standing in the name of any such holder on the books of the Corporation at prices not exceeding the net asset value as defined in Article SEVENTH hereof upon which the then current public offering price is based or such net asset value at the time the offer of sale of such shares is accepted by the Corporation.

                           (8)
                  All shares of stock of the Corporation now or hereafter authorized and outstanding shall be subject to liquidation at net asset value at the option of the Corporation in accordance with such procedures as may be established by the Board of Directors and the By-Laws.

            (9) Dividends and distributions on shares with respect to each Series or Class may be declared and paid with such frequency and in such form and amount as the Board of Directors may from time to time determine. Dividends may be declared daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine.

         All dividends and distributions on shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series.

         The Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends (including dividends designated in whole or in part as capital gain distributions) amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation, or where applicable each Series of the Corporation, to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder, and to avoid liability of the Corporation, or each Series of the Corporation, or any Series of the Corporation, for such tax.

         Dividends and distributions may be paid in cash, property or shares, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time. Any such dividend or distribution paid in shares will be paid at the current net asset value thereof as defined in Article SEVENTH.

         SEVENTH:
         (1) The Board of Directors is hereby empowered to authorize the issuance and sale from time to time of shares of the capital stock of the Corporation as hereinafter provided, and no such shares, whether now or hereafter authorized, shall be required to be first offered to the then existing stockholders and no stockholder shall have any preemptive right to purchase or subscribe to any unissued shares of the Corporation's capital stock or for any additional shares whether now or hereafter authorized.

                           (2)
                 Shares of the capital stock of the Corporation
(whether theretofore unissued shares or shares held in treasury) shall be sold for cash or securities or other property as the Board of Directors may deem advisable in the manner and to the extent now or hereafter permitted by the laws of the State of Maryland provided, however, that the consideration per share (exclusive of

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any selling  commission) to be received by the Corporation  upon the issuance or sale of any shares of its capital stock shall not be less than the par value per share and shall not be less than the net asset value per share of such capital stock determined as hereinafter provided, except that the initial sale of shares of each Series or Class of stock may be made for such consideration not less than the par value thereof as may be fixed by the Board of Directors in its discretion.

                           (3)
                           Net asset value, as used herein, shall be determined
on such days and at such times as determined by the Board of Directors. Such determination shall be made in accordance with the Investment Company Act of 1940 and the applicable rules and regulations promulgated thereunder and in conformity with generally accepted accounting principles applied on a consistent basis. Such determination may be made on a Series-by-Series basis or made or adjusted on a Class-by-Class basis, as appropriate, and shall include any expenses allocated to a specific Series or Class thereof, amounts receivable for shares which have been sold but have not been issued, and liabilities of the Corporation (including in the discretion of the Board of Directors, accrued expenses and reserves). The result shall be the net asset value of the Corporation or Series or Class, as the case may be. The net asset value divided by the number of shares of the respective capital stock of the Corporation, or of the Series or Class, issued and outstanding (including shares which have been sold, but have not been issued) shall be the net asset value per share of the Corporation or Series or Class, as the case may be adjusted to the next higher or the next lower cent or fraction of a cent per share as the Board of Directors may from time to time determine.

         EIGHTH:
         The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

                           (1)
                           The following voting requirements shall be satisfied
in order for valid and effective action to be taken on the matters indicated:

                                    (a)
                                    Except as provided in Subsection (b) of this
Section, and notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a greater proportion than a majority of the shares entitled to vote thereon, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon pursuant to the provisions of these Articles of Incorporation.

                                (b)
                                  Investment policies which have been designated
"fundamental policies" by the Corporation in filings with the Securities and Exchange Commission cannot be approved, modified, repealed or changed without the approval of such percentage of outstanding shares as may from time to time be permitted or required under the Investment Company Act of 1940.

                         (2)
                          The Board of Directors shall have power, if authorized
by the ByLaws, to designate by resolution adopted by a majority of the whole Board of Directors, one or more committees to consist of two or more of the directors of the Corporation which, to THE extent provided in said resolution or in the By-Laws of the Corporation and permitted by the laws of the State of Maryland, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

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                           (3)
                           The Board of Directors shall, subject to the laws of
the State of Maryland and subject to any limitations contained in the By-Laws, have the power to determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and records of the Corporation or any of them shall be opened to the inspection of the stockholders and no stockholder shall have any right to inspect any account, book or record of the Corporation except as conferred by the laws of the State of Maryland or the then current By-Laws of the Corporation unless and until authorized to do so by resolution of the Board of Directors or the stockholders.

                           (4)
                           Subject to the provisions of the laws of the State of
Maryland, and the By-Laws of the Corporation, the Board of Directors shall have power to hold their meetings, to have an office or offices and to keep the books of the Corporation outside of the State of Maryland, and the meetings of stockholders may be held outside of the State of Maryland and at such place or places as may from time to time be designated by the Board of Directors.

                           (5)
                           All securities, cash and other property owned by the
Corporation from time to time shall be deposited with and held by custodians or subcustodians qualified to act as such in accordance with the requirements of the Investment Company Act of 1940. In the event of the resignation of any such custodian or the termination of the custodian agreement for any reason, the Board of Directors shall use its best efforts to obtain a successor custodian, and any custodian agreement shall contain provisions to the effect that if it is terminated the cash or securities held or controlled by such custodian for the Corporation shall be delivered directly to such a successor custodian if such a successor custodian can be found willing and able to act upon reasonable and customary terms. In the event that upon the termination of any such custodian agreement, no such successor custodian can be found, the Board of Directors shall submit to the stockholders the question of whether the Corporation shall be liquidated or shall function without a custodian. The By-Laws of the Corporation may contain further provisions with respect to the custody of the securities, cash and other property of the Corporation not inconsistent with the foregoing.

                           (6)
                 Subject to the provisions of these Articles of Incorporation and the provisions of the Investment Company Act of 1940, any director, officer or employee, individually, or any partnership of which any director, officer or employee may be a member, or any corporation or association of which any director, officer or employee of this Corporation may be an officer, director, trustee, employee or stockholder may be a party to or may be pecuniarily interested in any contract or transaction of the Corporation, and in the absence of fraud, no contract or other transaction shall be thereby affected or invalidated, provided that the facts shall be disclosed or shall have been known to the Board of Directors or a majorit3i thereof and any director of the Corporation who is so interested or who is also a director, officer, trustee, employee or stockholder of such corporation or association or a member of such partnership which is so interested may be counted in determining the existence of a quorum at any meeting of the Directors of the Corporation which shall authorize any such contract or transaction and may vote thereat on any such contract or transaction with like force and effect as if he or she were not such director, officer, trustee, employee or stockholder of such corporation, association so interested or not a member of a partnership so interested, or so interested individually.

                           (7)     (a)     To the maximum extent permitted by
                           applicable law (including
Maryland law and the Investment Company Act of 1940) as currently in effect or as may hereafter be

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



amended, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages.

                               (b)
                               To the maximum extent permitted by applicable law
(including Maryland law and the Investment Company Act of 1940) as currently in effect or as may hereafter be amended, the Corporation shall indemnify and advance expenses as provided in the By-Laws to its present and past directors, officers, employees and agents, and persons who are serving or have served at the request of the Corporation as a director, officer, employee or agent in similar capacities for other entities.

                                    (c)
                                    The Corporation may purchase and maintain
insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

(d)                                  Any repeal or modification of this Article
                                     EIGHTH, Section
(7)
by the stockholders of the Corporation, or adoption or modification of any other provision of the Articles of Incorporation or By-Laws inconsistent with this Section shall be prospective only, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any director or officer of the Corporation or indemnification available to any person covered by these provisions with respect to any act or omission which occurred prior to such repeal, modification or adoption.

         NINTH:
         The Board of Directors shall have power insofar as permitted by law to make, alter, amend, and repeal the By-Laws of the Corporation. From time to time any of the provisions of these Articles of Incorporation may be amended to alter or repeal its provisions or to add other provisions as may be authorized by the laws of the State of Maryland at the time in force. Such amendments shall be effective and valid if authorized by the affirmative vote of the holders of a majority of the total number of shares of the Corporation entitled to vote on such amendment, or by such lesser voting requirement as may then be in effect under the laws of the State of Maryland. All rights and powers conferred by these Articles of Incorporation on stockholders, directors and officers are granted subject to this reservation.

         TENTH:
         The name "Bull & Bear" included in the name of the Corporation shall be used pursuant to a royalty-free non-exclusive license from Bull & Bear Group, Inc. or a subsidiary of Bull & Bear Group, Inc. The license may be withdrawn by Bull & Bear Group, Inc. or its subsidiary in the event the Investment Manager of the Corporation shall not be Bull & Bear Advisers, Inc. or some other corporation controlling, controlled by or under common control with Bull & Bear Group, Inc., in which case the Corporation shall have no further right to use the name "Bull & Bear" in its corporate name or otherwise and the Corporation, the holders of its capital stock and its officers and directors, shall promptly take whatever action may be necessary to change its name accordingly.

         ELEVENTH:
         (1) The number of directors of the Corporation, until such number shall be increased or decreased pursuant to the By-Laws of the Corporation, shall be four (4). The number of directors shall never be less than the number prescribed by the General Corporation Law of the State of Maryland.

                         (2)
                         The names of the persons who shall act as directors of
the Corporation until the first annual meeting of stockholders and until their respective successors are elected and qualified are:

                           Bassett S. Wimnill
                           Bruce B. Huber
                           Oswald Ruggero
                           John B. Russell

         IN WIT'NESS WHEREOF, the undersigned have adopted and signed these Articles of Incorporation on this 17th day of September 1987 and each hereby acknowledges the same to be his act and that to the best of his knowledge, information and belief, all matters and facts stated herein are true in all material respects and that he is making this statement under the penalties of perjury.


                                         /s/ John T. Landry, Jr.
                                         John T. Landry, Jr.

                                         /s/ Karen M. Lineham
                                         Karen M. Lineham

         THIRD:
         The Board of Directors of the Corporation advised the foregoing amended and restated Articles of Incorporation on March 11, 1993, and the stockholders of the Corporation approved the foregoing Amended and Restated Articles of Incorporation on April 29, 1993.

         FOURTH:
         The provisions set forth in these Articles of Amendment and Restatement are all the provisions of the charter currently in effect.

         FIFTH:
         (a) The total number of shares of all classes of stock of the Corporation heretofore authorized is fifty million shares, all of one class, par value of one cent ($.Ol) per share and aggregate par value of $500,000.

                       (b)
                       The total number of shares of all classes of stock of the Corporation as increased is five hundred million shares, par value of one cent ($.Ol) per share and aggregate par value of $5,000,000.

                       (c)
                       Under the Amended and Restated Articles of Incorporation, shares of stock of the Corporation may be issued by the Board of Directors in such separate and distinct series and classes of series as the Board of Directors may from time to time create and establish.

         IN WITNESS WHEREOF, Bull & Bear Gold Investors Ltd. has caused these presents to be signed in its name and on its behalf by an Executive Vice President of Bull & Bear Gold Investors Ltd. and attested to by its Secretary on this 29th of April, 1993.

                         BULL & BEAR GOLD INVESTORS LTD.



                                       By:
                                Thomas B. Winmill
                            Executive Vice President



Attest:




Fredda E. Ackerman
Secretary

         THE UNDERSIGNED, an Executive Vice President of Bull & Bear Gold Investors Ltd., who executed on behalf of said Corporation the foregoing Articles of Amendment and Restatement, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.




Thomas B. Winmill
Executive Vice President